                                                                    Exhibit 99.1

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

      This Amended and Restated Securities Purchase Agreement (this "Agreement") is dated as of March 19, 2002, among Aspen Technology, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

      WHEREAS, the Company and the Purchasers entered into a Securities Purchase Agreement, dated as of February 6, 2002 (the "Original Purchase Agreement") pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased, shares of the Company's Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock and warrants to purchase shares of Common Stock of the Company on February 6, 2002 and February 28, 2002,

      WHEREAS, as of the date hereof, the Company has authorized the following new series of its Preferred Stock, par value $.10 per share: (i) Series B-I Convertible Preferred Stock and (ii) Series B-II Convertible Preferred Stock,

      WHEREAS, the Company and the Purchasers wish to exchange at the Third Closing (as defined below) being held contemporaneously with the execution and delivery of this Agreement, upon the terms and conditions set forth in this Agreement, (i) an aggregate of 30,000 shares of Series B-1 Preferred Stock for an aggregate of 30,000 shares of Series B-I Preferred Stock and (ii) an aggregate of 20,000 shares of Series B-2 Preferred Stock for an aggregate of 20,000 shares of Series B-II Preferred Stock,

      WHEREAS, each of the exchange of shares of Series B-1 Convertible Preferred Stock for shares of Series B-I Convertible Preferred Stock and the exchange of shares of Series B-2 Convertible Preferred Stock for shares of Series B-II Convertible Preferred Stock is being made in reliance upon an exemption from registration provided by the Securities Act of 1933, as amended, and

      WHEREAS, the Company and the Purchasers desire to provide for the issuance to certain of the Purchasers of an additional 10,000 shares of Series B-I Convertible Preferred Stock and Warrants exercisable for shares of Common Stock at a Third Closing.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree that the terms of the Original Purchase Agreement shall be amended and restated as follows as if so amended and restated as of the date of the Original Purchase
Agreement:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

      "ACTUAL MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the seventh anniversary of the Closing Date and all dividends therein are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Series B Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

      "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any Material Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Material Subsidiary thereof; (b) there is commenced against the Company or any Material Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Material Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered;
(d) the Company or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Material Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Material Subsidiary fails to pay, or states in writing that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action that effects any of the foregoing.

      "CHANGE OF CONTROL" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of a majority of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company's Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold, directly or indirectly, at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or results in a transfer of a majority of the voting rights or equity interests in the Company to Persons other than holders of the Company's voting equity securities prior to such transaction; or (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company other than a Rule 13e-3 transaction in which no Purchaser's interest in the Company has been adversely changed or diluted in any material manner.

      "CLOSING" means First Closing, Second Closing and/or Third Closing, as applicable.

      "CLOSING DATE" means, with respect to the First Closing, the date of the First Closing, with respect to the Second Closing, the date of the Second Closing, and with respect to the Third Closing, the date of the Third Closing.

      "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the last closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the average of the highest closing bid price and the lowest closing ask price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority-in-interest of the Purchasers and the Company.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the common stock of the Company, par value $0.10 per share.

      "COMMON STOCK EQUIVALENTS" means, collectively, shares of Common Stock and Convertible Securities.

      "COMPANY COUNSEL" means Hale and Dorr LLP, counsel to the Company.

      "CONVERTIBLE SECURITIES" means any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

      "EFFECTIVE DATE" means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

      "ELIGIBLE MARKET" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

      "EVENT EQUITY VALUE" means 115% of the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction

Documents) when due or, in the event the Company disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCLUDED STOCK" means any shares of Common Stock issued or issuable (a) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(g) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); (b) to officers, directors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan or other equity incentive plan approved by the Board of Directors of the Company; (c) pursuant to as part of a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (including any "at the market offering," as defined in Rule 415(a)(4) under the Securities Act, only if such offering does not constitute an "equity line" and generates aggregate gross proceeds of at least $50,000,000); (d) in connection with any transaction with a strategic investor, vendor, lessor, customer, supplier, marketing partner, developer or integrator or any similar arrangement, in each case the primary purpose of which is not to raise equity capital; (e) in connection with a transaction involving a merger or acquisition of an entity, business or assets (not principally for the purpose of obtaining cash); or (f) in connection with any other transaction for consideration other than cash up to 108,166 shares of Common Stock in the aggregate (as adjusted for stock splits, stock combinations and similar events).

      "FIRST CLOSING" means the closing of the purchase and sale of the Securities pursuant to Section 2.4(a).

      "INITIAL SERIES B CERTIFICATE OF DESIGNATIONS" means the certificate of designations of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, in the form of Exhibit A-1.

      "INITIAL SHARES" means the shares of Series B-1 Preferred Stock, which are being purchased by the Purchasers at the First Closing.

      "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

      "MATERIAL SUBSIDIARY" means any significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission, of the Company.

      "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "PREFERRED STOCK" means, collectively, the Series B-1 Preferred Stock, Series B-2 Preferred Stock, the Series B-I Preferred Stock and Series B-II Preferred Stock.

      "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "PURCHASER COUNSEL" means Proskauer Rose LLP, counsel to the Purchasers.

      "QUALIFIED TRANSFER" means the assignment of rights by a Purchaser under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers Series C Preferred Stock or Securities convertible into or exercisable for Underlying Shares having an aggregate value of at least $5,000,000 and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement; provided, however, a Purchaser shall have the right (a) together with any transferee of such Purchaser, to assign Series C Preferred Stock or Securities in any amount up to two transfers a year in the aggregate, (b) to assign without limitation to any Affiliate, any other Purchaser or any Affiliate of any other Purchaser and (c) to assign without limitation pursuant to a pledge in connection with a bona fide margin account or other loan secured by such Securities. For the purposes of calculating value pursuant to the preceding sentence, the value of each Underlying Share shall be deemed to equal the Closing Price of the Common Stock on the Trading Day immediately prior to the effective date of such assignment, less the Exercise Price per share of any Underlying Share that is a Warrant Share, but not less than the Stated Value.

      "REGISTRATION RIGHTS AGREEMENT" means (a) with respect to the period prior to the time of the Third Closing, the Registration Rights Agreement, dated as of February 6, 2002, among the Company and the Purchasers and (b) upon and after the time of the Third Closing, such Registration Rights Agreement as amended and restated in the form of Exhibit B.

      "REQUIRED EFFECTIVENESS DATE" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

      "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and assuming that (a) any previously unconverted Shares are held until the seventh anniversary of the Closing Date or, if earlier, until maturity, and all dividends thereon are paid in shares of Common Stock, (b) the Closing Price at all times on and after the date of determination equals 75% of the actual Closing Price on the Trading Day immediately prior to the date of determination and (c) giving effect to the Conversion Price (as defined, with respect to the period before the time of the Third Closing, in the Initial Series B

Certificate of Designations and, upon and after the time of the Third Closing, in the Series B Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

      "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "SECOND CLOSING" means the closing of the purchase and sale of the Securities pursuant to Section 2.4(b).

      "SECOND CLOSING SHARES" means the shares of Series B-2 Preferred Stock which are being purchased by the Purchasers at the Second Closing.

      "SECURITIES" means the Shares, the Warrants and the Underlying Shares.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SERIES B CERTIFICATE OF DESIGNATIONS" means a certificate of designations of the Series B-I Preferred Stock and Series B-II Preferred Stock, in the form of Exhibit A-2.

      "SERIES B-1 PREFERRED STOCK" means the Series B-1 Convertible Preferred Stock of the Company, which is convertible into shares of Common Stock.

      "SERIES B-2 PREFERRED STOCK" means the Series B-2 Convertible Preferred Stock of the Company, which is convertible into shares of Common Stock.

      "SERIES B-I PREFERRED STOCK" means the Series B-I Convertible Preferred Stock of the Company, which is convertible into shares of Common Stock.

      "SERIES B-II PREFERRED STOCK" means the Series B-II Convertible Preferred Stock of the Company, which is convertible into shares of Common Stock.

      "SERIES C CERTIFICATE OF DESIGNATIONS" means a certificate of designations of the Series C Preferred Stock, in the form of Exhibit A-3.

      "SERIES C PREFERRED STOCK" means the Series C Preferred Stock of the Company.

      "SHARES" means, collectively, (a) the Initial Shares or, upon and after the time of the Third Closing, the shares of Series B-I Preferred Stock issued upon exchange of the Initial Shares, (b) the Second Closing Shares or, upon and after the time of the Third Closing, the shares of Series B-II Preferred Stock issued upon exchange of the Second Closing Shares, and (c) the Third Closing Shares.

      "SUBSEQUENT PLACEMENT" shall have the meaning specified in Section 4.7(a).

      "SUBSIDIARY" means any subsidiary, as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission, of the Company.

      "THIRD CLOSING" means the closing of the purchase and sale of the Securities pursuant to Section 2.4(c).

      "THIRD CLOSING SHARES" means the shares of Series B-I Preferred Stock which are being purchased by the Purchasers at the Third Closing.

      "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

      "TRADING MARKET" means the Nasdaq National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

      "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Series B Certificate of Designations (or, with respect to the period before the time of the Third Closing, the Initial Series B Certificate of Designations), the Series C Certificate of Designations and the Warrants.

      "TRIGGERING EVENT" means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five consecutive Trading Days or ten aggregate Trading Days in any 365-day period;
(c) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason; (d) the Company fails to have available both
(i) a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of Shares and does not make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for such issuance within 60 days after the occurrence of such deficiency and (ii) at least 6,401,394 authorized but unissued and otherwise unreserved shares of Common Stock, less reductions reasonably agreed to by the Purchasers to reflect shares of Common Stock issued upon conversion of the Shares (and, therefore, reduced aggregate dividend payments), as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares;
(e) at any time after the Required Effectiveness Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (f) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (g) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Company by a Purchaser; (h) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days); or (i) any Change of Control event.

      "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of, or in redemption of, the Shares, as payment of dividends on the Shares and upon exercise of the Warrants, and any securities issued in exchange for, or upon conversion or in respect of, such shares.

      "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

      "WARRANTS" means the Common Stock purchase warrants, in the forms of Exhibit C-1, Exhibit C-2 and Exhibit C-3.

                                   ARTICLE II
                                PURCHASE AND SALE

      2.1 Sale and Issuance of Preferred Stock at First Closing. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the First Closing and the Company agrees to sell and issue to each Purchaser at the First Closing, that number of shares of Series B-1 Preferred Stock set forth opposite such Purchaser's name on Schedule A under the heading "Initial Shares" and a Warrant in the form of Exhibit C-1 having the terms set forth in Section 2.8(a) below, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A under the heading "First Closing Purchase Price".

      2.2 Sale and Issuance of Preferred Stock at Second Closing. Subject to the terms and conditions of this Agreement, including without limitation Section 2.6 hereof, each Purchaser agrees, severally and not jointly, to purchase at the Second Closing and the Company agrees to sell and issue to each Purchaser at the Second Closing, that number of shares of Series B-2 Preferred Stock set forth opposite such Purchaser's name on Schedule A under the heading "Second Closing Shares" and a Warrant (the "Second Closing Warrant") in the form of Exhibit C-2 having the terms set forth in Section 2.8(b) below, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A under the heading "Second Closing Purchase Price".

      2.3 Exchange, Sale and Issuance of Preferred Stock at Third Closing.

            (a) Subject to the terms and conditions of this Agreement, including without limitation Section 2.7 hereof, the Company shall at the Third Closing
(i) issue to each Purchaser a number of shares of Series B-I Preferred Stock equal to the number of such Purchaser's Initial Shares set forth on Schedule A, and each Purchaser severally agrees to exchange such Initial Shares for such shares of Series B-I Preferred Stock and (ii) issue to each Purchaser a number of shares of Series B-II Preferred Stock equal to the number of such Purchaser's Second Closing Shares set forth in Schedule A, and each Purchaser severally agrees to exchange such Second Closing Shares for such shares of Series B-II Preferred Stock.

            (b) Subject to the terms and conditions of this Agreement, including without limitation Section 2.7 hereof, each Purchaser agrees, severally and not jointly, to purchase at the Third Closing and the Company agrees to sell and issue to each Purchaser at the Third Closing, that number of shares of Series B-I Preferred Stock, if any, set forth opposite such Purchaser's name on Schedule A under the heading "Third Closing Shares" and a Warrant (the "Third Closing Warrant") in the form of Exhibit C-3 having the terms set forth in Section 2.8(c) below, for the aggregate purchase price, if any, set forth opposite such Purchaser's name on Schedule A under the heading "Third Closing Purchase Price".

      2.4 Closings.

            (a) The purchase and sale of the Initial Shares pursuant to the terms of Section 2.1 shall take place at the offices of Proskauer Rose LLP in New York, New York, at 10:00 a.m. on February 6, 2002 (which time and place are designated as the "First Closing").

            (b) The purchase and sale of Second Closing Shares pursuant to the terms and conditions of Sections 2.2 and this Section 2.4 shall take place at the offices of Proskauer Rose LLP in New York, New York at 10:00 a.m. on February 28, 2002 (which time and place are designated as the "Second Closing").

            (c) The exchange of the Initial Shares and Second Closing Shares and the purchase and sale of Third Closing Shares pursuant to the terms and conditions of Section 2.3 and this Section 2.4 shall take place at the offices of Proskauer Rose LLP in New York, New York on the date hereof, contemporaneously with the execution and delivery of this Agreement (which time and place are designated as the "Third Closing").

      2.5 First Closing Deliveries.

            (a) At the First Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                  (i) one or more stock certificates evidencing that number of Initial Shares indicated on Schedule A under the heading "Initial Shares", registered in the name of such Purchaser;

                  (ii) a Warrant in the form of Exhibit C-1, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock as set forth in
      Section 2.8(a) below;

                  (iii) evidence that the Initial Series B Certificate of Designations has been filed and become effective on or prior to the Closing Date of the First Closing with the Secretary of State of the State of Delaware, in form and substance mutually agreed to by the parties;

                  (iv) the legal opinion of Company Counsel, in the form of Exhibit D, executed by such counsel and delivered to the Purchasers;

                  (v) the Registration Rights Agreement duly executed by the Company; and

                  (vi) any other documents reasonably requested by the Purchasers or Purchaser Counsel in connection with the First Closing.

            (b) At the First Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) the purchase price set forth opposite such Purchaser's name on Schedule A under the heading "First Closing Purchase Price", in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

                  (ii) the Registration Rights Agreement duly executed by such Purchaser.

      2.6 Second Closing Deliveries.

            (a) At the Second Closing, the Company shall deliver or cause to be delivered to each applicable Purchaser the following:

                  (i) one or more stock certificates evidencing that number of Second Closing Shares as set forth opposite such Purchaser's name on Schedule A under the heading "Second Closing Shares", registered in the name of such Purchaser;

                  (ii) a Warrant in the form of Exhibit C-2, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock as set forth in
      Section 2.8(b);

                  (iii) the legal opinion of Company Counsel, in the form of Exhibit E, executed by such counsel and delivered to the Purchasers;

                  (iv) a certificate from the president of the Company certifying that all the representations and warranties of the Company contained in Section 3.1 herein are true and correct as of the Second Closing; and

                  (v) any other documents reasonably requested by the Purchasers or Purchaser Counsel in connection with the Second Closing.

            (b) At the Second Closing, each applicable Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) the purchase price, if any, set forth opposite such Purchaser's name on Schedule A under the heading "Second Closing Purchase Price", in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

                  (ii) a certificate from such Purchaser, if an individual, or an authorized executive officer of such Purchaser, if an entity, certifying that all the representations and warranties of such Purchaser contained in Section 2.8 herein are true and correct as of the Second Closing.

      2.7 Third Closing Deliveries.

            (a) At the Third Closing, the Company shall deliver or cause to be delivered to each applicable Purchaser the following:

                  (i) one or more stock certificates evidencing, in the aggregate, the number of shares of Series B-I Preferred Stock equal to the number of such Purchaser's Initial Shares exchanged pursuant to Section 2.3;

                  (ii) one or more stock certificates evidencing, in the aggregate, the number of shares of Series B-II Preferred Stock equal to the number of such Purchaser's Second Closing Shares exchanged pursuant to
      Section 2.3;

                  (iii) one or more stock certificates evidencing that number of Third Closing Shares as set forth opposite such Purchaser's name on Schedule A under the heading "Third Closing Shares", registered in the name of such Purchaser;

                  (iv) a Warrant in the form of Exhibit C-3, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock as set forth in
      Section 2.8(c);

                  (v) evidence that the Series B Certificate of Designations and the Series C Certificate of Designations each have been filed and become effective as of the Closing Date of the Third Closing with the Secretary of State of the State of Delaware, in form and substance mutually agreed to by the parties;

                  (vi) the legal opinion of Company Counsel, in the form of Exhibit F, executed by such counsel and delivered to the Purchasers;

                  (vii) the Registration Rights Agreement duly executed by the Company;

                  (viii) the amendments of the Warrants issued on February 6, 2002 and February 28, 2002, each such amendment to be in the form of Exhibit G and to be executed by the Company;

                  (ix) a certificate from the chief financial officer of the Company certifying that all the representations and warranties of the Company contained in Section 3.1 herein are true and correct as of the Third Closing; and

                  (x) any other documents reasonably requested by the Purchasers or Purchaser Counsel in connection with the Third Closing.

            (b) At the Third Closing, each applicable Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) stock certificates representing the number of Initial Shares and Second Closing Shares held by such Purchaser;

                  (ii) the purchase price set forth opposite such Purchaser's name on Schedule A under the heading "Third Closing Purchase Price", in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                  (iii) the Registration Rights Agreement duly executed by such Purchaser;

                  (iv) the amendments of the Warrants issued on February 6, 2002 and February 28, 2002;

                  (v) the unanimous consent of the Purchasers, as holders of the outstanding shares of Preferred Stock, authorizing the filing of the Series B Certificate of Designations and Series C Certification of Designations to the extent required by Section 11 of the Initial Series B Certificate of Designations; and

                  (vi) a certificate from such Purchaser, if an individual, or an authorized executive officer of such Purchaser, if an entity, certifying that all the representations and warranties of such Purchaser contained in Section 3.2 herein are true and correct as of the Third Closing.

      2.8 Warrants.

            (a) At the First Closing, each Purchaser shall be issued a Warrant in the form of Exhibit C-1 that shall be exercisable for a number of shares of Common Stock equal to the product of 365,864 times the quotient of (i) the aggregate First Closing Purchase Price paid by such Purchaser, divided by (ii) $30,000,000, rounded up to the nearest share. Such Warrant shall have an exercise price per share equal to $23.99.

            (b) At the Second Closing, each Purchaser shall be issued a Warrant in the form of Exhibit C-2 that shall be exercisable for a number of shares equal to the product of 283,460 times the quotient of (i) the aggregate Second Closing Purchase Price paid by such Purchaser, divided by (ii) $20,000,000, rounded up to the nearest share. Such Warrant shall have an exercise price per share equal to $20.64.

            (c) At the Third Closing, each applicable Purchaser shall be issued a Warrant in the form of Exhibit C-3 that shall be exercisable for a number of shares equal to the product of 141,730 times the quotient of (i) the aggregate Third Closing Purchase Price paid by such Purchaser, divided by (ii) $10,000,000, rounded up to the nearest share. Such Warrant shall have an exercise price per share equal to $23.99.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

            (a) Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the

Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and the Material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of Underlying Shares equal to or greater than 20% of the number of shares of Common Stock outstanding immediately prior to the First Closing Date (the "Nasdaq Stockholder Approval Rule")). Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Initial Series B Certificate of Designations pursuant to Section 2.5 and the Series B Certificate of Designations and Series C Certificate of Designations pursuant to Section 2.7 and the issuance of the Shares, do not and will not (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

            (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.8 and the required filing of the Initial Series B Certificate of Designations pursuant to Section 2.5 and the Series B Certificate of Designations and the Series C Certificate of Designations pursuant to Section 2.7, (ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the application(s) to each Trading Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) applicable Blue Sky filings, (v) approval of the stockholders pursuant to the Nasdaq Stockholder Approval Rule, and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

            (f) Issuance of the Securities. The Shares, the Underlying Shares and the shares of Series C Preferred Stock have been duly authorized and, when issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Warrants have been duly authorized and the issuance thereof is not subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Securities (including the Underlying Shares) at least equal to the Required Minimum on the date hereof.

            (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) are set forth in
Schedule 3.1(g). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible into or exercisable or exchangeable for shares of Common Stock. Except as disclosed in Schedule 3.1(g), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities (including the Underlying Shares) and Series C Preferred Stock will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(g), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

            (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials"). The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been included as part of or specifically identified in the SEC Reports to the extent required by the rules and regulations of the Commission.

            (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,
(ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP and (C) as set forth in the press release issued by the Company on January 23, 2002, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with restricted stock grants to employees), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

            (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, Series C Preferred Stock or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws with respect to the Company or a Subsidiary or a claim of breach of fiduciary duty with respect to the Company or a Subsidiary. The Company does not have pending before the Commission any request for confidential treatment of information, and the Company does not expect to make any such request prior to the Required Effectiveness Date. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company with respect to the Company or a Subsidiary. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. No strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or the Subsidiaries.

            (k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as, individually or in the aggregate, are not reasonably likely to have or result in a Material Adverse Effect.

            (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, are not reasonably likely to have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (m) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a material interest.

            (n) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (o) Certain Fees. Except for the fees described in Schedule 3.1(o), all of which are payable to registered broker-dealers, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

            (p) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of an exemption from registration under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including without limitation under the rules and regulations of any Trading Market. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Series B-1 Preferred Stock for the Series B-I Preferred Stock or the exchange of the Series B-

2 Preferred Stock for the Series B-II Preferred Stock or for any other transaction contemplated by this Agreement.

            (q) Form S-3 Eligibility. The Company has the ability to register its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

            (r) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

            (s) Registration Rights. Except as described in Schedule 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (t) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities or Series C Preferred Stock and the Purchasers' ownership of the Securities or Series C Preferred Stock.

            (u) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

            (v) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this

Agreement has been based solely on the independent evaluation of the Company and its representatives.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

            (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (c) Purchaser Status. From the time such Purchaser was initially offered the Securities through the Third Closing Date, the Purchaser has been or will be, as the case may be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

            (e) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provisions of this Section 3.2, shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents. Such Purchaser does not have actual knowledge that any representation or warranty of the Company in the Transaction Documents is not accurate as of the date hereof.

            (f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (g) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions.

            (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. The Shares, the Warrants and the rights and obligations of each Purchaser under this Agreement may be assigned by such Purchaser only pursuant to a Qualified Transfer. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is purchasing such Shares for investment only and not with a view to distributing or reselling such Securities and agrees in writing to be bound by the provisions of this Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing
Securities:

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

            COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

            Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) pursuant to or following any sale of such Securities pursuant to an effective Registration Statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the reasonable opinion of the Company Counsel, required under the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. In addition, each certificate for the Shares shall bear the following Legend: "THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(c) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE." The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section, except as may be required by applicable law.

            (c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith except as required by applicable law. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

            (d) In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Trading Days after such Purchaser's request and in such Purchaser's discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate and the Purchaser shall have been deemed to have tendered the Securities to which the Underlying Securities relate to the Company for cancellation and shall do so promptly after the occurrence of such event, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

      4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that, subject to the satisfaction by the Purchasers of their obligations under the Transaction Documents, the Company's obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

      4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

      4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the

Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      4.5 Reservation and Listing of Securities.

            (a) The Company shall reserve for issuance and maintain a reserve of 6,401,394 shares of Common Stock for issuance pursuant to the Transaction Documents less any shares of Common Stock issued upon conversion of the Shares, as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares or, if smaller, a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of Shares.

            (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock (the "Remaining Authorized Shares") is less than 125% of (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use its best efforts to amend the Company's certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 60th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

            (c) If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents exceeds the Remaining Authorized Shares, then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares not exceeding such Purchaser's pro-rata portion of the Remaining Authorized Shares (based on such Purchaser's share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 4.5(g) below.

            (d) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the greater of (A) the Required Minimum on the applicable Closing Date and
(B) the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

            (e) If, on any date, the number of shares of Common Stock previously listed on a Trading Market is less than 125% of the Actual Minimum on such date, then the Company shall take the necessary actions to list on such Trading Market, as soon as reasonably possible, a number of shares of Common Stock at least equal to the Required Minimum on such date; provided that the Company will not be required at any time to list a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents.

            (f) If the Trading Market is the Nasdaq National Market or the Nasdaq SmallCap Market, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the date of the First Closing shall be 6,401,394 shares (the "Issuable Maximum"), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the date of the First Closing) exceeds the Issuable Maximum (and if the Company has not have previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser's pro-rata portion of the Issuable Maximum (based on such Purchaser's share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 4.5(g) below.

            (g) Any Purchaser to which Excess Shares are attributed based on the number of Remaining Authorized Shares or the Issuable Maximum shall have the option, by notice to the Company, to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 60th day after such notice, or (ii) within five Trading Days after such notice, pay to such Purchaser, as liquidated damages and not as a penalty, in cash or in Series C Preferred Stock, at the option of the Company, an amount equal to the number of Excess Shares times the average Closing Price over the five Trading Days immediately prior to the date of such notice less the exercise price thereof in the case of any Underlying Shares issuable upon exercise of the Warrants (the "Damages Amount") and the Company shall have no further obligation to issue or deliver such Excess Shares and the Purchaser shall have been deemed to have tendered the Securities to which the Underlying Securities related to the Company for cancellation and shall do so promptly after the occurrence of such event. If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such notice, then within three Trading Days after such 60th day, the Company shall pay the Damages Amount to such Purchaser, as liquidated damages and not as penalty, and the Company shall have no further obligation to issue or deliver such Excess Shares. In the event that the Company elects to pay the Damages Amount in shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock to be issued to the Purchaser in payment of the Damages Amount shall be determined by dividing the total Damages Amount then payable to such Purchaser with respect to all of the Excess Shares then allocated to such Purchaser by $10,000 (the initial Stated Value per share of the Series C Preferred Stock) and rounding downward to the nearest whole number of shares of Series C Preferred Stock. In addition, the Company shall pay to the Purchaser in cash the amount, if any, by which the Damages Amount payable to such Holder exceeds the aggregate Stated Value of the Series C Preferred Stock issued pursuant to the preceding sentence. If the total Damages Amount then payable to the Purchaser is less than $10,000, then the Company shall pay such amount to such Purchaser entirely in cash.

      4.6 Conversion and Exercise Procedures. The form of Election to Purchase included in the Warrants and the form of Conversion Notice included in the Series B Certificate of Designations set forth the totality of the procedures required in order to exercise the Warrants or convert the Shares under the Transaction Documents on or after the date of this Agreement. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants or convert their Shares except as may be required by law. The Company shall honor exercises of the Warrants and conversions of the Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

      4.7 Subsequent Placements.

            (a) Until the second anniversary of the Third Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exercisable or exchangeable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 4.7(a).

                  (i) The Company shall deliver to each Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Purchasers fifty percent (50%) of the Offered Securities (the "Purchaser Allocation"), allocated among the Purchasers (A) first, based on each Purchaser's pro rata portion of the aggregate purchase price paid by the Purchasers for all of the Securities purchased hereunder (the "Basic Amount"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, based upon any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

                  (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the ten (10) Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary. If the Purchasers in the aggregate have not agreed to purchase the full Purchaser Allocation, none of the Purchasers shall be entitled to purchase any of the Offered Securities, provided the Offered Securities are sold as described in the following clause (iii).

                  (iii) The Company shall have ten (10) Trading Days from the expiration of the period set forth in Section 4.7(a)(ii) above to issue, sell or exchange (A) fifty percent (50%) of the Offered Securities, if the Purchasers in the aggregate have agreed to purchase the full Purchaser Allocation, or (B) all of the Offered Securities, if the Purchasers in the aggregate have not agreed to purchase the full Purchaser Allocation (the Offered Securities so available for issuance, sale or exchange to persons other than the Purchasers being referred to herein as the "Available Securities"), provided that the Available Securities are issued, sold or exchanged only to the offerees described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                  (iv) In the event the Company shall propose to sell less than all the Available Securities (any such sale to be in the manner and on the terms specified in Section 4.7(a)(iii) above), then each Purchaser shall be deemed to reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.7(a)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.7(a)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. The Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such Offered Securities have again been offered to the Purchasers in accordance with Section 4.7(a)(i) above.

                  (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Available Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.7(a)(iv) above, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

                  (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.7(a)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

            (b) The restrictions contained in paragraph (a) of this Section shall not apply to the issuance of Excluded Stock.

      4.8 Securities Laws Disclosure; Publicity. The Company shall, on the First Closing Date, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company shall, within one Trading Day after the Third Closing Date, file a Current Report on Form 8-K with respect to the transactions effected at the Third Closing. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review, except that with respect to the Current Report on Form 8-K contemplated by the second sentence of this Section 4.8, the Company shall provide such copy thereof to the Purchasers for their review by no later than noon, Eastern Standard Time, on the first Trading Day following the Third Closing Date. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other (which consent shall not be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. Neither the Company nor any Person acting on its behalf will provide any Purchaser with material, nonpublic information about the Company unless such Purchaser consents to receive such information in writing in advance even if otherwise required pursuant to the terms of any Transaction Document.

      4.9 Repurchase Upon Occurrence of a Bankruptcy Event. Upon the occurrence of any Bankruptcy Event, the Company shall immediately be obligated, without any further action by any Purchaser, to repurchase all outstanding shares of Series B Preferred Stock and all such Underlying Shares at the Event Price as if each Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event pursuant to Section 10 of the

Series B Certificate of Designations. Such repurchase price shall be payable in cash, provided that if the Bankruptcy Event occurs as a result of an event set forth in clause (b), (c) or (d) of the definition of "Bankruptcy Event" set forth herein, then the Company, at its option, may instead pay the repurchase price in shares of Series C Preferred Stock. In the event that the Company elects to pay the repurchase price in shares of Series C Preferred Stock, the number of such shares shall be determined in the manner described in the final two sentences of Section 4.5(g).

      4.10 Reimbursement.

            (a) The Company shall indemnify and hold harmless each Purchaser and any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a "Related Person") from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreement. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. In no event shall the Company's liability under this Section 4.10(a) to a Purchaser or its Related Persons exceed the total purchase price paid by the Purchaser under this Agreement. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorney's fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

            (b) Each Purchaser shall severally indemnify and hold harmless the Company from and against any and all Losses, as incurred, arising out of or relating to any breach by such Purchaser of any of the representations, warranties or covenants made by such Purchaser in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreement. The indemnification obligations of such Purchaser under this paragraph shall be in addition to any liability that such Purchaser may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company. In no event shall a Purchaser's liability under this Section 4.10(b) to the Company exceed the total purchase price paid by such Purchaser under this Agreement. If such Purchaser breaches its obligations under any Transaction Document, then, in addition to any other liabilities such Purchaser may have under any Transaction Document or applicable law, such Purchaser shall pay or reimburse the Company on demand for all costs of collection and enforcement (including reasonable attorney's fees and expenses). Without limiting the generality of the foregoing, such Purchaser specifically agrees to reimburse the Company on demand for all costs of enforcing the indemnification obligations in this paragraph.

      4.11 Default Interest. If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 12% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

      4.12 Rights of Shareholders. Each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to the Purchasers. The Company acknowledges and agrees that, for so long as a Purchaser holds any Shares (whether or not such Purchaser holds shares of Common Stock), (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to such Purchaser with respect to the Shares owned by such Purchaser as are owed to a holder of Common Stock and (b) such Purchaser will be entitled to all rights and remedies with respect to such duties with respect to the Shares owned by such Purchaser as are available to a holder of Common Stock under the corporate law of the Company's jurisdiction of incorporation.

      4.13 Shareholders Rights Plan. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

      4.14 Certain Trading Limitations. For so long as a Purchaser or its Affiliates hold the Shares originally purchased by it under this Agreement such Purchaser agrees that it will not enter into any Short Sales. For purposes of this Section 4.14, a "Short Sale" by a Purchaser means to sell, contract to sell, grant any option to purchase, or make any short sale of Common Stock, establish a "put equivalent position" (as such term is defined in Rule 16a-1(h) under the Exchange Act) or engage in any transaction the result of which will involve any of the foregoing, at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock held by such Purchaser, all Underlying Shares that would be issuable upon conversion or exercise in full of all Securities then held by such Purchaser (assuming that such Securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) and all shares of Common Stock issuable upon exercise of any call option or "call equivalent position" (as defined in Rule 16a-1(b) under the Exchange
Act) held by such Purchaser (assuming that such call position was then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

      4.15 Limitation on Issuance and Amendment of Series C Preferred Stock. Notwithstanding anything set forth in the Transaction Documents to the contrary, in the event the Company issues 60,000 shares of Series C Preferred Stock in accordance with one or more provisions of the Transaction Documents, such issuance shall be deemed to satisfy in full all obligations of the Company with respect to each and all of such provisions and no additional cash, other securities, or other damages, amounts or consideration shall be payable thereunder. The Company shall not issue any shares of Series C Preferred Stock except to a holder of Securities in accordance with the provisions of the Transaction Documents. The affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required for any amendment, modification or repeal of the Series C Certificate of Designations.

      4.16 Certificate of Elimination. As promptly as practicable after the Third Closing, the Company may file an appropriate certificate to effectively eliminate all matters set forth in the Initial Series B Certificate of Designations.

      4.17 Rule 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by a holder of Series B-I Preferred Stock or Series B-II Preferred Stock issued in exchange for Series B-1 Preferred Stock or Series B-2 Preferred Stock, respectively, that such holder's holding period of such Series B-I Preferred Stock or Series B-II Preferred Stock for purposes of Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("Rule 144") relates back (i.e., tacks) to the holding period for the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, respectively.

                                    ARTICLE V
                                   CONDITIONS

      5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire or exchange Securities at the applicable Closing is subject to the satisfaction or waiver by such Purchaser, at or before such Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the applicable Closing as though made on and as of such date except for those representations and warranties made as of a specific date which shall be true and correct in all material respects as of such date;

            (b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the applicable Closing;

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

            (d) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market; and

            (e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

      5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell or exchange Securities at the applicable Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made on and as of such date;

            (b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the applicable Closing; and

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the First Closing has not been consummated by the third business day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

      6.2 Fees and Expenses. At the First Closing, the Company shall pay to Pine Ridge Financial, Inc., the reasonable legal fees and expenses incurred by the Purchasers in connection with the preparation and negotiation of the Transaction Documents up to $50,000 in the aggregate. In lieu of the foregoing payments, the Pine Ridge Financial, Inc. may retain the amount of such payments instead of delivering such amounts to the Company at the First Closing or require the Company to pay such amounts directly to Purchaser Counsel. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities and any and all costs and expenses relating to compliance with the Company's obligations under Section 4.5.

      6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the First Closing, and without further consideration, the

Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

      6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may only assign its rights under this Agreement and the Registration Rights Agreement pursuant to a Qualified Transfer.

      6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.10 and may enforce the provisions of such Section directly against the Company.

      6.9 Governing Law; Venue; Waiver Of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery, conversion and/or, exercise of the Securities, as applicable.

      6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities or shares of Series C Preferred Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities or shares of Series C Preferred Stock.

      6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      6.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

      6.18 Independent Nature of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

      6.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                   ASPEN TECHNOLOGY, INC.

                                   By:  /s/ Lisa W. Zappala
                                       --------------------------------------
                                   Name:  Lisa W. Zappala
                                   Title: Senior Vice President and
                                          Chief Financial Officer

                                   Address for Notice:

                                   10 Canal Park
                                   Cambridge, Massachusetts 02141
                                   Facsimile No.:(617) 949-1722
                                   Telephone No.:(617) 949-1000
                                   Attn:  Chief Executive Officer and General
                                   Counsel

                                   With a copy to:

                                         Hale and Dorr LLP
                                         60 State Street
                                         Boston, Massachusetts 02109
                                         Facsimile No.: (617) 526-5000
                                         Telephone No.: (617) 526-6000
                                         Attn: Mark L. Johnson, Esq.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                                    PINE RIDGE FINANCIAL INC.

                                    By: /s/ Miriam Hyman
                                       --------------------------------
                                    Name: Miriam Hyman
                                    Title: Assistant Secretary
                                    Pine Ridge Financial Inc.
                                    c/o Cavallo Capital Corp.
                                    660 Madison Avenue
                                    New York, NY 10022
                                    Facsimile No.: (212) 651-9010
                                    Telephone No.: (212) 651-9000
                                    Attn:  Avi Vigder

                                    With a copy to
                                          Proskauer Rose LLP
                                          1585 Broadway
                                          New York, New York 10036-8299
                                          Facsimile No.: (212) 969-2900
                                          Telephone No.: (212) 969-3000
                                          Attn: Adam J. Kansler, Esq.

                                    SMITHFIELD FIDUCIARY LLC


                                    By: /s/ Adam J. Chill
                                       -----------------------------------
                                    Name:  Adam J. Chill
                                    Title: Authorized Signatory

                                    Address for Notice:

                                    Smithfield Fiduciary LLC
                                    c/o Highbridge Capital Management, LLC
                                    9 West 57th Street, 27th Floor
                                    New York, New York 10019
                                    Facsimile No.: (212) 751-0755
                                    Telephone No.: (212) 287-4720
                                    Attn: Ari J. Storch / Adam J. Chill

                                    With a copy to
                                          Proskauer Rose LLP
                                          1585 Broadway
                                          New York, New York 10036-8299
                                          Facsimile No.: (212) 969-2900
                                          Telephone No.: (212) 969-3000
                                          Attn: Adam J. Kansler, Esq.

                                    PERSEVERANCE LLC


                                    By: /s/ Fiona Theaker
                                       --------------------------------
                                    Name:  Fiona Theaker
                                    Title: Director

                                    Perseverance LLC.
                                    c/o Cavallo Capital Corp.
                                    660 Madison Avenue
                                    New York, NY  10022
                                    Facsimile No.: (212) 651-9010
                                    Telephone No.: (212) 651-9000
                                    Attn: Avi Vigder

                                    With a copy to
                                          Proskauer Rose LLP
                                          1585 Broadway
                                          New York, New York 10036-8299
                                          Facsimile No.: (212) 969-2900
                                          Telephone No.: (212) 969-3000
                                          Attn: Adam J. Kansler, Esq.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                  Number
                                                                                  ------
ARTICLE I     DEFINITIONS ......................................................     1
  1.1         Definitions ......................................................     1
ARTICLE II    PURCHASE AND SALE ................................................     8
  2.1         Sale and Issuance of Preferred Stock at First Closing ............     8
  2.2         Sale and Issuance of Preferred Stock at Second Closing ...........     8
  2.3         Exchange, Sale and Issuance of Preferred Stock at Third Closing ..     8
  2.4         Closings .........................................................     9
  2.5         First Closing Deliveries .........................................     9
  2.6         Second Closing Deliveries ........................................    10
  2.7         Third Closing Deliveries .........................................    10
  2.8         Warrants .........................................................    12
ARTICLE III   REPRESENTATIONS AND WARRANTIES ...................................    12
  3.1         Representations and Warranties of the Company ....................    12
  3.2         Representations and Warranties of the Purchasers .................    19
ARTICLE IV    OTHER AGREEMENTS OF THE PARTIES ..................................    20
  4.1         Transfer Restrictions ............................................    20
  4.2         Acknowledgment of Dilution .......................................    22
  4.3         Furnishing of Information ........................................    22
  4.4         Integration ......................................................    22
  4.5         Reservation and Listing of Securities ............................    23
  4.6         Conversion and Exercise Procedures ...............................    25
  4.7         Subsequent Placements ............................................    25
  4.8         Securities Laws Disclosure; Publicity ............................    27
  4.9         Repurchase Upon Occurrence of a Bankruptcy Event .................    27
  4.10        Reimbursement ....................................................    28
  4.11        Default Interest .................................................    29
  4.12        Rights of Shareholders ...........................................    29
  4.13        Shareholders Rights Plan .........................................    29
  4.14        Certain Trading Limitations ......................................    29
  4.15        Limitation on Issuance and Amendment of Series C Preferred Stock .    29
  4.16        Certificate of Elimination .......................................    30
  4.17        Rule 144 .........................................................    30
ARTICLE V     CONDITIONS .......................................................    30
  5.1         Conditions Precedent to the Obligations of the Purchasers ........    30
  5.2         Conditions Precedent to the Obligations of the Company ...........    31
ARTICLE VI    MISCELLANEOUS ....................................................    31
  6.1         Termination ......................................................    31
  6.2         Fees and Expenses ................................................    31
  6.3         Entire Agreement .................................................    31
  6.4         Notices ..........................................................    32
  6.5         Amendments; Waivers ..............................................    32
  6.6         Construction .....................................................    32

  6.7         Successors and Assigns ...........................................    32
  6.8         No Third-Party Beneficiaries .....................................    32
  6.9         Governing Law; Venue; Waiver Of Jury Trial .......................    32
  6.10        Survival .........................................................    33
  6.11        Execution ........................................................    33
  6.12        Severability .....................................................    33
  6.13        Rescission and Withdrawal Right ..................................    33
  6.14        Replacement of Securities ........................................    34
  6.15        Remedies .........................................................    34
  6.16        Payment Set Aside ................................................    34
  6.17        Usury ............................................................    34
  6.18        Independent Nature of Purchasers .................................    35
  6.19        Adjustments in Share Numbers and Prices ..........................    35

Exhibits:

A-1   Form of Initial Series B Certificate of Designations
A-2   Form of Series B Certificate of Designations
A-3   Form of Series C Certificate of Designations
B     Registration Rights Agreement
C-1   Form of Warrant for First Closing
C-2   Form of Warrant for Second Closing
C-3   Form of Warrant for Third Closing
D     Opinion of Company Counsel for First Closing
E     Opinion of Company Counsel for Second Closing
F     Opinion of Company Counsel for Third Closing
G     Form of Amendment to Warrants

Schedules:
3.1(a)      Subsidiaries
3.1(g)      Capitalization
3.1(o)      Broker Fees
3.1(s)      Registration Rights

Schedule A

                                   PURCHASERS

-----------------------------------------------------------------------------------------------
NAME AND ADDRESS OF         INITIAL     FIRST      SECOND      SECOND       THIRD      THIRD
PURCHASERS                  SHARES     CLOSING     CLOSING     CLOSING     CLOSING    CLOSING
                                       PURCHASE    SHARES     PURCHASE     SHARES     PURCHASE
                                        PRICE                  PRICE                   PRICE
-----------------------------------------------------------------------------------------------
Pine Ridge Financial Inc.   15,000   $15,000,000   10,000   $10,000,000     4,000   $ 4,000,000
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, NY 10022
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Smithfield Fiduciary LLC     9,000   $ 9,000,000    6,000   $ 6,000,000     6,000   $ 6,000,000
c/o Highbridge Capital
Management, LLC
9 West 57th Street
27th Floor
New York, NY 10019
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Perseverance LLC             6,000   $ 6,000,000    4,000   $ 4,000,000        --            --
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, NY 10022
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Totals                      30,000   $30,000,000   20,000   $20,000,000    10,000   $10,000,000
-----------------------------------------------------------------------------------------------